Exhibit (10)(c)

                                                                 Execution Copy

                              EMPLOYMENT AGREEMENT
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     THIS IS AN EMPLOYMENT  AGREEMENT (the  "Agreement"),  dated as of April 30,
2002, between West Pharmaceutical Services, Inc., a Pennsylvania corporation, (the "Company") and Donald E. Morel, Jr. (the "Employee").

                                   Background

     The Employee is employed by the Company as its Chief Operating Officer and serves as a director of the Company. He and the Company are parties to a Second Amended and Restated Change in Control Agreement dated as of March 25, 2000 and an Amended and Restated Confidentiality and Non-Competition Agreement dated as of October 26, 1999 (the "1999 Confidentiality Agreement") (together, the "Prior Agreements"), which provide for compensation and benefits and restrict certain activities following employment termination.

     The Board of Directors and the Compensation Committee of the Board have determined to promote the Employee to the position of Chief Executive Officer and to offer an employment agreement containing compensation, benefits and other terms and conditions contained herein. The parties also wish to express all arrangements concerning the Employee's employment in a single agreement and therefore agree to merge and integrate the Prior Agreements into this Agreement.

                                      Terms

          Intending to be legally bound, the parties agree as follows:

1. Definitions. Terms defined in this Section 1 and parenthetically elsewhere in this Agreement will throughout this Agreement have the meanings here or there provided.

     1.1 An "Affiliate" of any Person means any Person directly or indirectly controlling, controlled by or under common control with such Person.

     1.2. "Cause" means: (i) the Employee's conviction of a felony; or (ii) the Employee's willful failure to perform his duties under this Agreement (other than due to physical or mental illness) and the failure by the Employee to correct that failure within 30 days after written notice from the Company, provided that the Company shall have delivered a written notice to the Employee within 60 days of the Board of Directors having actual knowledge of the occurrence of any such failure; or (iii) the Employee's gross negligence or willful misconduct in the performance of his duties; or (iv) the Employee's willful misconduct that is materially injurious to the Company or any of its Affiliates or any of their business reputations; or (v) the Employee's breach of his undertakings under Sections 9 or 10. No act, or failure to act, by the Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the best interest of the Company.

     1.3 "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K as in effect on the date of this Agreement pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Act"), provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

          (a) Any Person, other than:

               (i) the Company,

               (ii) any Person who on the date of this Agreement is a director or officer of the Company, or

               (iii) a trustee or fiduciary holding securities under an employee benefit plan of the Company,

               is or becomes the "beneficial owner" (as defined in Rule 13-d3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

          (b) During any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

          (c) The shareholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization (collectively, a "Transaction"), that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of the Transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after the Transaction.

     1.4 "Code" means the Internal Revenue Code of 1986, as amended.

     1.5 "Commencement Date" means April 30, 2002.

     1.6 "Company's Business" means the business of the Company or any Affiliate of the Company: (i) in the development of proprietary drug-delivery technologies that provide optimized therapeutic effects for challenging drug molecules, such as peptides and proteins, carbohydrates, oligonucleotides, as well as systems for vaccines, gene therapy and diagnostic applications, and other business being carried on by the Company's Drug Delivery Systems Division; (ii) the manufacture and sale of stoppers, closures, containers, medical-device components and assemblies made from elastomers, metal and plastic for the health care and consumer products industries and other business carried on by the Company's Pharmaceutical Systems Division; and (iii) any other business conducted by the Company or any Affiliate of the Company during the Restrictive Period in which the Employee has been actively involved while an employee of the Company or any such Affiliate.

    1.7 "Constructive Termination" means the termination of the Employee's employment with the Company at his initiative within one year following the occurrence of one or more of the following events:

          (i) The Company requires the Employee to assume any duties inconsistent with, or the Company makes a significant diminution or reduction in the nature or scope of the Employee's authority or duties from, those assigned to or held by the Employee on the Commencement Date;

         (ii) A reduction in the overall level of the Employee's compensation or benefits as provided in Section 5 hereof (except for a reduction attributable to changes in written plans or programs that apply generally to employees participating in such plans or programs);

        (iii) Any reduction or diminution in the Employee's title or position, an adverse change in the Employee's reporting relationship or any material diminution in the Employee's authority, duties or responsibilities with the Company;

         (iv) A relocation of the Employee's site of employment to a location more than 50 miles from the Employee's site of employment on the Commencement Date;

          (v) The Company fails to provide the Employee with a reasonable number of paid vacation days at least equal to the number of paid vacation days to which the Employee was entitled in the last full calendar year prior to the execution of this Agreement;

         (vi) The Company fails to provide the Employee with substantially the same fringe benefits that were provided to the Employee immediately prior to the Commencement Date, or with a package of fringe benefits that, although one or more of such benefits may vary from those in effect immediately prior to the Commencement Date, is substantially at least as beneficial to the Employee in all material respects as such prior fringe benefits taken as a whole;

        (vii) A successor of the Company does not assume the Company's obligations under this Agreement, expressly or as a matter of law; or

       (viii)  Any other material breach of this Agreement by the Company.

     Notwithstanding the foregoing, no Constructive Termination will be deemed to have occurred under any of the following circumstances:

              (1) The Employee will have consented in writing or given a written waiver to the occurrence of any of the events enumerated in clauses (i) through (viii) above;

              (2) The Employee will have failed to give the Company written notice stating the Employee's intention to claim Constructive Termination and the basis for that claim at least 10 days in advance of the effective date of the Employee's resignation; or

              (3) The event constituting a Constructive Termination has been cured or reversed by the Company prior to the effective date of the Employee's resignation.

    1.8 "Disability" means any physical or mental ailment as determined by a physician, which prevents, or is substantially certain to prevent, the Employee from performing the duties incident to the Employee's employment with the Company and which (i) has continued for a period of 45 consecutive days, or for a period of 90 days whether or not consecutive, during any 360-day period; or (ii) is determined by a physician as highly likely to persist for 90 consecutive days or to be of permanent duration. Any question as to the existence, extent, duration or potentiality of the Employee's Disability shall be made by a qualified, independent physician mutually agreed to by the Employee and the Company, whose determination shall be final and conclusive for all purposes of this Agreement.

    1.8   "Payment" means

          (i)  any amount due or paid to the Employee under this Agreement,

         (ii)  any amount  that is due or paid to the  Employee  under any plan,
               program  or   arrangement   of  the   Company   and  any  of  its
               subsidiaries, and

        (iii) any amount or benefit that is due or payable to the Employee under this Agreement or under any plan, program or arrangement of the Company and any of its subsidiaries not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under section 280G of the Code and the Regulations in determining the amount of the "parachute payments" received by the Employee, including, without limitation, any amounts which must be taken into account under the Code and Regulations as a result of (1) the acceleration of the vesting of any option, restricted stock or other equity award granted under any equity plan of the Company or otherwise, (2) the acceleration of the time at which any payment or benefit is receivable by the Employee or (3) any contingent severance or other amounts that are payable to the Employee.

    1.9 "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization.

   1.10 "Regulations" means the proposed, temporary and final regulations under section 280G of the Code or any successor provision thereto.

   1.11   "Restrictive  Period"  means the period of time that  commences on the
          Commencement   Date  and  ends  on  the  second   anniversary  of  the
          Termination Date.

   1.12   "Retirement  Plan"  means  the  West  Pharmaceutical   Services,  Inc.
          Employees' Retirement Plan and any successor plan thereto.

   1.13 "Savings/Deferred Comp Plan" means The Company's Salaried Employees' Savings Plan, The Company's Non-Qualified Deferred Compensation Plan for Designated Executive Officers and any other similar plan established from time to time that may allow executive officers to defer taxation of compensation.

   1.14 "Termination Date" means the date on which the Employee ceases to be employed by the Company or any of its subsidiaries or Affiliates for any reason.

2. Position.

     The Company engages the Employee as its Chief Executive Officer. The Employee shall report solely and directly to the Company's Board of Directors. The Employee will perform such duties and carry out such responsibilities as may be determined from time to time by the Board of Directors, which shall be consistent with the duties and responsibilities customarily performed by persons in a similar executive capacity. The Employee will diligently devote his entire time, effort and attention to the affairs of the Company and to the successful development of its business. During the term of this Agreement, the Board of Directors will nominate the Employee for re-election as a director by the shareholders of the Company.

3. Exclusive Services.

     Without the Company's prior written consent, the Employee will not render business services to any other Person or engage in any other activity that would materially interfere with the performance of his duties under this Agreement. Nevertheless, as long as the following activities do not interfere with the Employee's obligations to the Company, the Employee may:
     (a) serve as a director, officer or trustee of any trade association or of any civic, educational or charitable organization; (b) acquire solely as an investment securities of any entity so long as (i) he remains a passive investor in that entity and (ii) he beneficially owns no more than 5% of the outstanding voting securities in that entity; and (c) with the prior consent of the Company's Board of Directors, serve as director of any corporation which does not, directly or indirectly, engage in competition with the Company's Business.


4. Term of Employment. -

     Unless sooner terminated as provided in Sections 6 or 7, the Employee's employment term as Chief Executive Officer shall begin on the Commencement Date and shall end on the sooner of the Employee's normal retirement date or the second anniversary of the Company's giving notice of termination, which notice may be given at any time on or after (but not before) the first anniversary of the Commencement Date.

5. Compensation and Benefits.


     5.1. Compensation.

     (a) Base Salary. The Employee will be paid a base salary from the Commencement Date through the regular salary review date in 2003 at a rate of $450,000 per annum. Thereafter, the Employee's annual base salary will be determined in accordance with the Company's regular executive compensation review arrangements. The Employee shall not be required to defer any part of his base salary under any Company plan or program.

     (b) Bonus. In addition to his base salary, the Employee will be entitled to participate in the Company's Annual Executive Incentive Bonus Plan with a target bonus at the 75% of base salary level.

     (c) Long-Term Incentives. The Employee will be entitled to participate in, and receive awards and grants under, the 1998 Key Employee Incentive Compensation Plan and any other stock option or otherlong-term incentive programs made available to the Company's executive management from time to time. The Employee will be granted, as of the Commencement Date, a stock option to purchase a total of 160,000 shares of the Company's common stock, on the terms and subject to the conditions contained in the Non-Qualified Stock Option Agreement attached as Exhibit "A" hereto.

     5.2. Employee Benefits.

          (a) The Employee will be entitled to participate in the Company's employee benefit plans that are generally available to the Company's executive management. These include any group life, hospitalization, surgical, major medical and accidental death and dismemberment insurance plans, the Non-Qualified Deferred Compensation Plan for Designated Executive Officers, the Company's Supplemental Executives' Retirement Plan and the
               Retirement Plan. The Company shall purchase and maintain additional term life insurance for the benefit of the Employee of not less than $1.75 million.

          (b) The Employee will receive four weeks (20 days) of annual vacation.

     5.3. Reimbursement of Expenses. The Company will reimburse the Employee in accordance with the Company's expense reimbursement policy as in effect from time to time, for expenses reasonably and properly incurred by him in performing his duties. The Employee shall furnish the Company with evidence of his disbursements in sufficient detail to qualify them as deductions under the Code.

     5.4. Automobile. The Company will provide the Employee with the use of an automobile and will pay or reimburse the Employee for maintenance and operation expenses of that automobile in accordance with the Company's executive automobile policy.
6.  Termination.

     6.1. Termination for Cause. The Company may terminate the Employee's employment and the Company's obligations under this Agreement, at any time for Cause by giving notice to the Employee. In the event the Employee's employment is terminated for Cause, he shall be entitled to: (i) any amounts earned, accrued or owing the Employee under
          Section 5.1; and (ii) other or additional amounts or benefits in accordance with applicable written plans or programs of the Company. The Employee shall not be entitled to any other compensation or benefits under this Agreement upon termination for Cause and all rights of the Employee not specified in this Section 6.1 shall terminate on the effective date of such termination.

     6.2. Termination Due to Disability. If, due to the Employee's Disability, he resigns or is terminated by the Company, the Employee shall be entitled to: (i) any amounts earned, accrued or owing the Employee under Section 5.1; and (ii) other or additional amounts or benefits in accordance with applicable written plans or programs of the Company. The Employee shall not be entitled to any other compensation or benefits under this Agreement upon resignation or termination due to Disability and all rights of the Employee not specified in this
          Section 6.1 shall terminate on the effective date of such resignation or termination.

     6.3. Termination Other Than For Cause. The Company may terminate the Employee's employment at any time other than for Cause, Disability or by giving the two years' notice specified in Section 4, but if it does so, and the Employee is not then in breach of this Agreement, the Employee shall be entitled to:

          (a) either: (i) an amount equal to the Employee's annual base salary then in effect, plus an amount equal to his annual base salary that would be in effect for the next following year if such amount can be determined from this Agreement or has been set by the Compensation Committee of the Board of Directors; or (ii) if the subsequent year's annual base salary has not been so determined or set, an amount equal to two times the Employee's then-current annual base salary; and

          (b) other or additional compensation or benefits in accordance with the applicable written plans and programs of the Company.

          The amount specified in clause (a) above will be payable as a lump sum within 30 days following the Termination Date and the payment of such amount and any compensation or benefits under clause (b) above will be in full satisfaction of all claims the Employee may have against the Company and conditioned upon execution of an agreement and release substantially in the form attached as Exhibit "B" hereto. If the circumstances of the termination are such that the Employee is also entitled to severance compensation and benefits under Section 7, the Employee will be entitled to receive the larger of the two amounts under this Section 6.3 or Section 7, but not both. The provisions of
          Section 8.2 will apply to all payments made under this Section 6.3.

     6.4. Death. In the event that the Employee dies while employed under this Agreement, the Employee's estate shall be entitled to: (i) any amounts earned, accrued or owing the Employee under Section 5.1; and (ii) other or additional amounts or benefits in accordance with applicable written plans or programs of the Company. Neither the Employee nor his estate shall be entitled to any other compensation or benefits under this Agreement upon employment termination due to death and all rights of the Employee not specified in this Section 6.4 shall terminate on the date of his death.

7. Termination Following a Change in Control.

     7.1. The Employee will be entitled to the compensation and benefits specified in Section 8 if at any time within two years after a Change in Control has occurred, the Employee's employment by the Company is terminated:

          (1) by the Company, other than by reason of death, disability, Cause or retirement at the Employee's normal retirement date under the Retirement Plan, or

          (2) as a result of the Employee's resignation at any time following the Employee's Constructive Termination; or

          (3) the Employee resigns for any reason within 30 days following the first anniversary of a Change in Control.

          Except as otherwise set forth in Section 7.2, the Employee will not be entitled to the benefits specified in Section 8 if the Employee's employment terminates for any other reason or if, at any time thereafter, the Employee is in breach of any of the Employee's obligations under this Agreement.

     7.2 If the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control, then, with respect to a termination

          (i) by the Company, other than by reason of death, disability, Cause or retirement at the Employee's normal retirement date under the Retirement Plan, or

          (ii) as a result of the Employee's resignation at any time following the Employee's Constructive Termination occurring after the execution of such agreement (and, if such agreement expires or is terminated prior to consummation, prior to the expiration or termination of such agreement), a Change in Control shall be deemed to have occurred as of the date of the execution of such agreement and the Employee will be entitled to the severance compensation and benefits specified in Section 8.

8. Severance Compensation and Benefits Following a Change in Control.

     8.1  Determination   of  Severance   Compensation.   Upon   termination  of
          employment as set forth in Section 7, the Employee will be entitled to the following benefits:

          (a)  Severance   Compensation.   The  Employee  will  be  entitled  to
               severance compensation in an amount equal to three times the sum of

               (i) the Employee's highest annual base salary rate in effect during the year of the termination of the Employee's employment, plus

               (ii) the aggregate  amount of the annual  bonuses paid or payable to the Employee for the three fiscal years immediately preceding a Change in Control divided by the number of fiscal years as to which such bonuses were paid or payable;


                    provided, however, that if at any time before the third anniversary of the Termination Date, the Employee either (x) elects retirement under the Retirement Plan, or (y) could have been compelled to retire under the Retirement Plan if the Employee had remained employed by the Company, the Employee's severance compensation under this Section 8.1 will be reduced by an amount equal to the pension benefit payable to the Employee under the Retirement Plan, determined after any applicable actuarial reduction for early commencement. The amount of pension benefit taken into account for this purpose shall be limited to those benefits payable before the third anniversary of the Termination Date. The severance compensation paid hereunder will not be reduced to the extent of any other compensation for the Employee's services that the Employee receives or is entitled to receive from any other employment consistent with the terms of this Agreement.

          (b) Equivalent of Vested Savings/Deferred Comp Plan Benefit. The Company will pay to the Employee the difference, if any, between

               (i) the benefit the Employee would be entitled to receive under the Savings/Deferred Comp Plan if the Company's contributions to the Savings/Deferred Comp Plan were fully vested upon the termination of the Employee's employment, and

               (ii) the  benefit the  Employee is entitled to receive  under the terms of the Savings/Deferred Comp Plan upon termination of the Employee's employment.

               Any such  benefit will be payable at such time and in such manner
               as   benefits   are   payable   to   the   Employee   under   the
               Savings/Deferred Comp Plan.

          (c) Unvested Equity Awards. All stock options, other equity-based awards and shares of the Company's stock granted or awarded to the Employee under any Company compensation or benefit plan or arrangement, but which are unvested, will vest immediately upon termination of the Employee's employment. The provisions of this
               Section 8.1(c) will supersede the terms of any such grant or award made to the Employee under any such plan or arrangement to the extent there is an inconsistency between the two.

          (d) Employee and Executive Benefits. The Employee will be entitled to a continuation of all hospital, major medical, medical, dental, life and other insurance benefits not otherwise addressed in this Agreement in the same manner and amount to which the Employee was entitled on the date of a Change in Control or on the date of Constructive Termination of the Employee's employment (whichever benefits are more favorable to the Employee) until the earlier of
               (i) a period of 36 months after the Termination Date, (ii) the Employee's retirement under the Retirement Plan, or (iii) the Employee's eligibility for similar benefits with a new employer. Assistance in finding new employment will be made available to the Employee by the Company if the Employee so requests. Upon termination of the Employee's employment, Company cars must be returned to the Company.

8.2      Additional Payments.

          (a) Gross-Up Payment. Notwithstanding anything herein to the contrary, if it is determined that any Payment would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then the Employee shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place the Employee in the same after-tax economic position that the Employee would have enjoyed if the Excise Tax had not applied to the Payment.

          (b)  Determination of Gross-Up  Payment.  Subject to the provisions of
               Section 8.2(c), all determinations required under this Section 8, including whether a Gross-Up Payment is required, the amount of the Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the accounting firm that was the Company's independent auditors immediately prior to the Change in Control (or, in default thereof, an accounting firm mutually agreed upon by the Company and the Employee) (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Employee and the Company within fifteen days of the Change in Control, the Termination Date or any other date reasonably requested by the Employee or the Company on which a determination under this Section 8.2 is necessary or advisable. The Company shall pay to the Employee the initial Gross-Up Payment within 5 days of the receipt by the Employee and the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, the Company shall cause the Accounting Firm to provide the Employee with an opinion that the Accounting Firm has substantial authority under the Code and Regulations not to report an Excise Tax on the Employee's federal income tax return. Any determination by the Accounting Firm shall be binding upon the Employee and the Company. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by the Employee with respect to any Payment (hereinafter, an "Underpayment"), the Company, after exhausting its remedies under Section 8.3, shall promptly pay to the Employee an additional Gross-Up Payment in respect of the Underpayment.

          (c) Procedures. The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after the Employee knows of such claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. The Employee agrees not to pay the claim until the expiration of the 30-day period following the date on which the Employee notifies the Company, or such shorter period ending on the date the Taxes with respect to such claim are due (the "Notice Period"). If the Company notifies the Employee in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Employee shall: (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) take such action in connection with the claim as the Company may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to the Employee; (iii) cooperate with the Company in good faith in contesting the claim; and (iv) permit the Company to participate in any proceedings relating to the claim. The Employee shall permit the Company to control all proceedings related to the claim and, at its option, permit the Company to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim. If requested by the Company, the Employee agrees either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that, if the Company directs the Employee to pay such claim and pursue a refund, the Company shall advance the amount of such payment to the Employee on an after-tax and interest-free basis (the "Advance"). The Company's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and the Employee shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If the Company does not notify the Employee in writing prior to the end of the Notice Period of its desire to contest the claim, the Company shall pay to the Employee an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and the Employee agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

          (d) Repayments. If, after receipt by the Employee of an Advance, the Employee becomes entitled to a refund with respect to the claim to which such Advance relates, the Employee shall pay the Company the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by the Employee of an Advance, a determination is made that the Employee shall not be entitled to any refund with respect to the claim and the Company does not promptly notify the Employee of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by the Employee and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Employee.

          (e) Further Assurances. The Company shall indemnify the Employee and hold the Employee harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities (collectively, "Losses") incurred by the Employee with respect to the exercise by the Company of any of its rights under this
               Section 8.2, including, without limitation, any Losses related to the Company's decision to contest a claim or any imputed income to the Employee resulting from any Advance or action taken on the Employee's behalf by the Company hereunder. The Company shall pay, or cause the Trust to pay, all legal fees and expenses incurred under this Section 8.2 and shall promptly reimburse the Employee, or cause the Trust to reimburse the Employee, for the reasonable expenses incurred by the Employee in connection with any actions taken by the Company or required to be taken by the Employee hereunder. The Company shall also pay all of the fees and expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in Section 8.2(b).

     8.3 Payment of Severance  Compensation.

          (a) The severance compensation set forth in Section 8.1(a) will be payable in 36 equal monthly installments commencing on the first day of the month following the month in which Employee's employment terminates. However, Employee may elect in writing, in accordance with the provisions of this Section, to receive
               Employee's severance compensation in a lump sum at a later time or in installments in amounts and at times elected by Employee, but Employee's election will not entitle Employee to receive severance compensation sooner than permitted by the preceding sentence.

          (b) Employee must elect to receive amounts in installments or to defer payments by filing a written election with the Company, which specifies the time at which payments are to be made and the amounts of such payments. Employee's election to receive installment payments or to defer payments will not be valid unless it is made prior to the time Employee is entitled to receive any payments under this Agreement. The last such election in effect on the day before the Termination Date will be controlling. No election may be made on or after termination of employment.

          (c) The payment of deferred amounts must commence no earlier than the first business day of the calendar year following the termination of Employee's employment and no later than the third calendar year following the attainment of normal retirement age under the Retirement Plan.

     8.4 Payments Final. In the event of a termination of the Employee's employment under the circumstances described in Section 7, the arrangements provided for by this Section 8, and any other agreement between the Company and the Employee in effect at that time and by any other applicable plan or program of the Company in which the Employee then participates, will constitute the entire obligation of the Company to the Employee, and performance of that obligation will constitute full settlement of any claim that the Employee might otherwise assert against the Company on account of such termination. The Company's obligation to pay the Employee under this Section 8 will be absolute and unconditional and will not be affected by any circumstance, including without limitation, any set-off, counterclaim, defense or other rights the Company may have against the Employee or anyone else as long as the Employee is not in beach of the Employee's obligations under this Agreement.

9. Confidential Information and Intellectual Property Matters.

     9.1 Confidential Information. The Employee acknowledges that his employment by the Company will, throughout the duration of this Agreement, bring him into close contact with many confidential affairs of the Company. These include (but are not limited to) information about markets, key personnel, client lists and client information, operational methods, proprietary intellectual property, plans for future developments relating thereto, and other information not readily available to the public. The Employee also further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of these factors, the Employee covenants and agrees that, both during and after the term of this Agreement, he will keep secret all material confidential matters of the Company known to him which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company, wherever located, except with the Company's prior written consent.

     9.2 Papers. All correspondence, memoranda, notes, records, reports, drawings, lists, photographs, plans and other papers and items received or made by the Employee in connection with his employment by the Company shall be the property of the Company. The Employee will deliver all copies of such materials to the Company upon request of the Company and, even if it does not request, when his employment by the Company ends.

     9.3  Inventions Company Property.

          (a) As used herein, the term "Inventions" includes inventions, ideas, techniques, methods, developments, improvements and all other forms of intellectual property. All rights in Inventions that the Employee conceives, makes or obtains either alone or with others during his employment by the Company (both before and after the date of this Agreement) and within six months after the Termination Date, are and shall be the property of the Company, except for Inventions which the Company determines in its sole discretion to be unrelated to any matter of actual or potential interest to the Company unless they are conceived, made or obtained in the course of his employment or with the use of the time, material or facilities of the Company. This Section also does not apply to Inventions conceived, made or obtained by the Employee before his employment by the Company, a complete listing of which was appended to the 1999 Confidentiality Agreement and which is attached hereto as Exhibit "C" as a matter of record.

          (b) The Employee will make full and prompt disclosure to the Company of all Inventions that are defined by this Section 9 to be the Company's property. At the Company's request and expense (but without additional compensation to the Employee), the Employee will at any time take such actions as the Company reasonably considers necessary to obtain or preserve the Company's rights in such Inventions. These actions may include, but are not necessarily limited to, signing and delivering applications, assignments and other papers and testifying in legal proceedings.

10.  Non-Competition  and  Non-Solicitation.   During  the  Restrictive  Period,
     Employee will not, and will not permit any of his Affiliates, directly or indirectly, to:


     10.1.engage in competition with, or acquire a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company's Business anywhere in the world (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

     10.2.serve as a director, officer, employee or consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company's Business anywhere in the world;

     10.3.solicit, employ, interfere with or attempt to entice away from the Company or any Affiliate of the Company any employee who has been employed by the Company or any such Affiliate in an executive or supervisory capacity in connection with the conduct of the Company's Business within one year prior to such solicitation, employment, interference or enticement;

     10.4.as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products or services of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company within any market or territory in which the Company is then actively engaged;

     10.5.recruit any employee of the Company or solicit or induce, or attempt to solicit or induce, any employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company; or

     10.6.solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

11.  Legal Fees; Insurance.

     11.1.The Company will pay all legal fees and expenses which the Employee may incur as a result of the Company's contesting the validity or enforceability of this Agreement to the extent that the Employee prevails or substantially prevails in any action relating to same.

     11.2.The Employee shall be insured under the Company's Directors' and Officers' Liability Insurance Policy as in effect from time to time.

12. Vesting in the Event of a Change in Control. In the event of a Change in Control, all stock options, equity-based awards and shares of the Company's stock granted or awarded to the Employee pursuant to any Company compensation or benefit plan or arrangement, but which are unvested at that time, will vest immediately upon such Change in Control. The provisions of this Section 12 will supersede the terms of any such grant or award made to the Employee under any such plan or arrangement to the extent there is an inconsistency between the two.

13. Specific Remedy. The restrictions contained in Sections 9 and 10 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for that purpose. The Employee agrees that any breach of those Sections will cause the Company substantial and irrevocable harm for which money damages will be inadequate and therefore, in the event of any such breach or threatened breach, in addition to such other remedies as may be available, the Company shall have the right to seek specific performance and injunctive relief. All of the rights and remedies enumerated in Sections 9 and 10 are in addition to and not in lieu of any other rights and remedies available to the Company under law or in equity and shall survive termination of this Agreement.

14. Independence, Severability and Non-Exclusivity. If any of the provisions of this Agreement (including Sections 9 and 10) are determined to be invalid or unenforceable, that will not affect the remainder of this Agreement, which will be given full effect without regard to the invalid portions. If any part of Section 10 is held to be unenforceable by a competent tribunal because of its duration or the area covered thereby, the parties agree that the court making that determination will have the power to reduce the duration or area (and those provisions will be deemed to be amended by the parties) to the extent necessary to make those provisions enforceable

15. Assignment of the Employee Benefits. Absent the prior written consent of the Company, and subject to will and the laws of descent and distribution, the Employee will have no right to exchange, convert, encumber or dispose of the rights of the Employee to receive benefits and payments under this Agreement, which payments and benefits are non-assignable and non-transferable.

16.  Miscellaneous.

     16.1.Survival. The following rights and/or obligations of the parties shall survive termination or expiration of this Agreement to the degree necessary to permit their complete fulfillment or discharge: (i) the rights and obligations of the parties under Sections 8, 9 and 10, (ii) the Company's obligation to make payments under Section 6 and (iii) subject to the execution of the agreement and release referred to in
          Section 6.3, any cause of action or claim of either party, accrued or to accrue, because of any breach or default by the other party. 16.2. Notices. All notices under this Agreement shall be given in writing by personal delivery or by certified mail addressed to the Company at its principal place of business and to the Employee at his residence address as then listed in the Company's records.

     16.3.Governing Law. This Agreement  shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

     16.4.Entire  Agreement.  This  Agreement,  together with the attachment and exhibits hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, including the Prior Agreements referred to in the Background section of this Agreement, which shall deemed to be terminated upon the Commencement Date, arrangements and understandings, written or oral, between the parties.

     16.5.No Other Representations. No representation, promise or inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     16.6.Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Employee and, subject to the provisions of Section 15, their respective heirs, executors, personal representatives, successors and assigns.

     16.7.Amendments; Waivers. This Agreement may not be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, except by a written instrument executed by the parties to this Agreement or in the case of a waiver, by the party waiving compliance. The failure of any party to require performance of any provision of, or to exercise any right under, this Agreement shall not affect the right of that party at a later time to enforce that provision or exercise that right. No waiver of any term of this Agreement, whether by conduct or otherwise, will be deemed to be, or construed as, a further or continuing waiver of that or any other breach.

     16.8.Counterparts.   This   Agreement  may  be  executed  in  two  or  more
          counterparts,  each of which  shall be deemed an  original,  but which
          together  shall  constitute  one  and  the  same   instrument.

     16.9.Interpretation; Captions.

          (a) Section and clause headings and captions used in this Agreement are for convenience only and shall not affect its construction or interpretation.

          (b) References to the singular shall be deemed to include the plural and vice versa.

          (c)  References  to  sections,  clauses,  attachments,   exhibits  and
               parties are to the sections and clauses of and the exhibits, attachments and the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Employment Agreement as of the date first set forth above.



WEST PHARMACEUTICAL SERVICES, INC.






By:   /s/ Richard D. Luzzi                            /s/ Donald E. Morel, Jr.
      ------------------------------                 --------------------------
      Richard D. Luzzi, Vice President,              Donald E. Morel, Jr.
      Human Resources


                                                                    EXHIBIT "A"





                      WEST PHARMACEUTICAL SERVICES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
--------------------------------------------------------------------------------


     As of April 30, 2002, West Pharmaceutical Services, Inc. (referred to as the "Company") and Donald E. Morel, Jr. (referred to as "you" and "your"), agree:


1.   Definitions. As used herein:

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means those members of the Board who have been designated pursuant to the Plan to act in that capacity.

     (d) "Date of Exercise" means the date on which you deliver the notice required by Paragraph 5 hereof in accordance with the Plan document.

     (e) "Date of Grant" means April 30, 2002, the date on which the Committee awarded the Option.

     (f) "Employer" means the Company or the Subsidiary for which you are performing services on the Date of Exercise, or for which you were performing services at the time of your death, disability or other termination of employment.

     (g)  "Expiration Date" means the earliest of the following:

          (i) If you cease to be employed by the Employer for any reason other than death, disability or retirement (as determined by the Committee), the date three months after the termination of employment;

          (ii) If you cease to be employed by the Employer because of death or disability (as determined by the Committee), the date twelve months after the date you terminate employment;

          (iii) The 10th anniversary of the Date of Grant; or

          (iv) The occurrence of any of the activities specified in Paragraph 6 hereof.

     (h) "Fair Market Value" means the Fair Market Value of a share of Company common stock as determined pursuant to the Plan.

     (i)  "Option" means the option hereby granted.

     (j)  "Option Price" means $27.985 per Share, as calculated under the Plan.

     (k) "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization.

     (l) "Plan" means the West Pharmaceutical Services, Inc. 1998 Key Employee Incentive Compensation Plan, the terms of which are incorporated herein by reference.

     (m) "Share Price" means the closing price of the Company's common stock quoted in the New York Stock Exchange Composite Transactions as published in the New York edition of The Wall Street Journal.

     (n) "Shares" means the 160,000 shares of the Company's common stock, par value $.25 per share, which are the subject of the Option hereby granted.

     (o) "Subsidiary" means any corporation that, at the time in question, is a subsidiary corporation of the Company within the meaning of Section 425(f) of the Code.

2. Grant of Option. The Company grants to you, as of the Date of Grant, the Option to purchase any or all of the Shares, on the terms and conditions set forth herein and in the Plan. The Option hereby granted is a non-qualified stock option.

3.   Time of Exercise.

     (a) The Option shall become exercisable in four equal installments of 40,000 Shares on the first through fourth anniversaries of the Date of Grant as follows:


                                                 Date on Which Shares
               No. of Shares                   First Become Exercisable

                   40,000                            April 30, 2003
                   40,000                            April 30, 2004
                   40,000                            April 30, 2005
                   40,000                            April 30, 2006

          provided, however, the Option shall become immediately exercisable in full as and to the extent provided in that certain Employment Agreement dated as of April 30, 2002 between the Company and you.

     (b)  After  each   installment   becomes   exercisable,   it  shall  remain
          exercisable until the Expiration Date, when the right to exercise shall terminate absolutely.

4. Payment for Shares. Full payment for Shares purchased upon the exercise of the Option shall be made in cash, common stock of the Company valued at its Fair Market Value on the Date of Exercise, or in a combination thereof, as the Committee may determine. Such determination may include a restriction on the use of any Shares unless they have been held by you for at least six months before delivery, and have not been used for another exercise during such period.

5. Forfeiture of Option and Option Gain Upon Certain Events. Notwithstanding any provision of this Agreement to the contrary, if at any time within (i) the term of this Option or (ii) within three months following termination of employment or (iii) within three months after you exercise any portion of this Option, whichever is the latest, you directly or indirectly engage in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including without limitation:

     (a) conduct related to your employment for which either criminal or civil penalties against you may be sought;

     (b) acquisition of a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company's business (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

     (c) accepting employment with or serving as a director, officer, employee or consultant of, or furnishing information to, or otherwise facilitating the efforts of, any Person engaged in competition with the Company's business;

     (d) soliciting, employing, interfering with or attempting to entice away from the Company any employee who has been employed by the Company in an executive or supervisory capacity within one year prior to such solicitation, employment, interference or enticement;

     (e) violation of Company policies, including the Company's insider-trading policy; or

     (f)  using  for  yourself  or  others,   or  disclosing   to  others,   any
          confidential   or   proprietary   information   of  the   Company   in
          contravention of any Company policy or agreement, then

          any and all rights to exercise this Option shall terminate and you shall pay any option gain realized by you from exercising all or any portion of this Option by you to the Company.

6. Right of Set-Off. By accepting this agreement, you consent to a deduction from any amounts the Company owes you, including amounts owed as wages or other compensation, fringe benefits, or vacation paid, to the extent of the amount owed under Paragraph 5 hereof. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount you owe, calculated as set forth above, you agree to pay immediately the unpaid balance to the Company.

7. Committee Discretion. The Committee may release you from your obligations under Paragraph 5 if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

8. Securities Laws. The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of the Securities and Exchange Commission Rule 16b-3 or any successor rule. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option.

9. Issuance of Certificates. Subject to the provisions of Paragraph 9 hereof, a certificate for the Shares issuable on the exercise of the Option shall be delivered to you or to your personal representative, heir or legatee as promptly as possible after the Date of Exercise, provided that no certificates for Shares will be so delivered until (a) appropriate arrangements have been made with Employer for the withholding of any taxes which may be due with respect to such Shares and (b) the Option Price has been paid in full. The Company may condition delivery of certificates for Shares upon the prior receipt from you of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

10. Rights Prior to Exercise. Neither you nor your personal representative, heir or legatee shall have any of the rights of a shareholder with respect to any Shares until the date of the issuance to you of a certificate for such Shares as provided in Paragraph 9 hereof.

11. Status of Option; Interpretation. The Option is intended to be a non-qualified stock option. The Committee shall have sole power to resolve any dispute or disagreement arising out of this Agreement. The interpretation and construction of any provision of this Option or the Plan made by the Committee shall be final and conclusive and, insofar as possible, shall be consistent with the requirements of a non-qualified stock option.

12. Entire Agreement. The parties intend this Agreement to be the final expression of their agreement and to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement in two counterparts as of the date stated above.

WEST PHARMACEUTICAL SERVICES, INC.



By:-------------------------------------
      Richard D. Luzzi, Vice President,
      Human Resources



   -------------------------------------         ----------------------------
      DONALD E. MOREL, JR.                       (Witness Signature)
      (Employee's Signature)

                                                           EXHIBIT "B"





                          AGREEMENT AND GENERAL RELEASE



--------------------------------------------------------------------------------

NOTICE: This is a very important legal document, and you should thoroughly review and understand the terms and effect of this document before signing it. By signing this Agreement and General Release, you will be completely releasing West Pharmaceutical Services, Inc. from all liability to you. Therefore, you should consult with an attorney before signing this Agreement and General Release. You have 21 days from the date of distribution of these materials to consider this document. If you have not returned a signed copy of this Agreement and General Release by that time, we will assume that you have elected not to sign the Agreement and General Release. If you choose to sign the Agreement and General Release, you will have an additional seven (7) days following the date of your signature to revoke the Agreement and General Release, and the Agreement and General Release shall not become effective or enforceable until the revocation period has expired.
--------------------------------------------------------------------------------



     Intending to be legally bound by the provisions of this Agreement and in consideration of the negotiated payments and benefits specified in the accompanying agreement which shall be incorporated as if fully set forth within, dated ------------------, between West Pharmaceutical Services, Inc. and me, providing valuable consideration to which I would otherwise not be entitled, I, -------------------- hereby release and discharge West Pharmaceutical Services, Inc. and its affiliates, parents, subsidiaries, successors, and predecessors and all of their employees, agents, attorneys, officers, and directors (individually and collectively referred to as the "Company") from any and all claims and/or causes of action, known or unknown, which I may have or could claim to have against the Company in connection with my employment with the Company up to and including the date of my signing of this General Release.

     This General Release includes, but is not limited to, all claims arising from or during my employment or as a result of the termination of my employment and all claims arising under federal, state, or local laws prohibiting employment discrimination based upon age, race, sex, religion, handicap, national origin, or any other protected characteristic, including, but not limited to, any and all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 and 1991, the Americans with Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Human Relations Act, any other federal, state or local labor or employment law, and claims under the common law and/or growing out of any legal restrictions, express or implied, in contract or on any other grounds, or the Company's right to control or terminate the employment fits employees.


     By signing below, I acknowledge that I have carefully read and fully understand the provisions of this Agreement and General Release. I further acknowledge that I am signing this Agreement and General Release knowingly and voluntarily and without duress, coercion or undue influence. I further agree that should I file a claim with any agency or any lawsuit in court which is found to be barred in whole or in part by this General Release, I will pay the legal fees and costs incurred by the Company in defending those claims found to be barred and shall also be obligated to tender back upon filing of such complaint in state or federal court or before any administrative agency any consideration that I have received pursuant to the severance arrangements provided within the accompanying Letter Agreement.

     This Agreement and General Release constitutes the total and complete understanding between me and the Company relating to the subject matter covered by this Agreement and General Release and all other prior or contemporaneous written oral agreements or representations, except the accompanying Letter Agreement setting forth the terms of my severance arrangement, if any, otherwise relating to the subject matter of this Agreement and General Release are null and void. It is also expressly understood and agreed that the terms of this Agreement and General Release may not be altered except in writing signed by both the Company and me. I further understand and agree that the terms and conditions of this Agreement and General Release shall not be communicated to any persons other than those referred to herein and to my spouse or legal counsel, if applicable.

     INTENDING TO BE LEGALLY BOUND, I hereby set my hand and seal below:

Witnessed by:                               [EMPLOYEE NAME]



---------------------------------           ----------------------------------

Dated:                                    Dated:
      ---------------------------               ------------------------------

                                                               EXHIBIT "C"

                                                                ATTACHMENT




                        INTELLECTUAL PROPERTY DISCLOSURE


     I currently am listed on two patent applications pertaining to materials for satellite structures. The first is a design for a precision deployable reflector which is used to concentrate solar energy into a heat engine, consisting of thin layers of metal protected by a transparent oxide overcoat. The second is a multi-layer insulation concept for protecting spacecraft in low earth orbit.


                          ADVANCED MATERIALS CONSULTING


     Prior to joining The West Company, I formed a corporation in the state of Maryland called The AMT (Advanced Materials Technology) Group, Inc. This company was formed to provide technical services to various customers performing aerospace and defense related research focused on composite materials testing, spacecraft design, and materials processing in space. The contracts currently in place cover the Army, NASA, Analex Corporation, and STR, Inc. There are also two outstanding bids to the Navy and Air Force.

     AMT is also involved with a small Virginia business, Artech Corp., and the Medical College of Virginia, in a cooperative research program to study plasma coated titanium implants for dental and orthopaedic applications. I anticipate a series of patent applications to result from this work and will provide additional information when available. A proposal was also sent to NIH which is currently under review.

     I intend to complete my obligations to current clients as soon as possible and have stopped accepting new task orders. Because the technical focus of this work is on structural composites and load bearing implant materials, I do not believe it presents a potential conflict of interest with my duties at West. However to preclude any potential for the appearance of COI I will cease my direct involvement with these efforts in early 1993.



                                                    /s/ D. E. Morel Jr.

                                                    11 November 1992